UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 8, 2000
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                          WAVERIDER COMMUNICATIONS INC.
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               (Exact name of registrant as specified in charter)


                                     NEVADA

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         (State or other jurisdiction of incorporation or organization)



               0-25680                                  33-0264030
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        (Commission File Number)         (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada     M2J 1R4
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               (Address of principal executive offices)             (Zip Code)



                                 (416) 502-3200

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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)






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Item 5.    Sale of convertible notes

On December 12, 2000, WaveRider Communications Inc. announced it had finalized a private financing agreement that may result in proceeds of up to (U.S.) $27 million by the end of its fiscal year in December, 2001. The financing will be used to fund WaveRider's sales activities, new product launches, entry into new product categories and other working capital needs.

Under a Securities Purchase Agreement, dated December 8, 2000, with Capital Ventures International, a Cayman Islands unlimited liability corporation, WaveRider received $5 million dollars in exchange for a 2 year 6% convertible note, five year warrants to purchase 2,461,538 shares of common stock, exercisable at $3.35 per common share, and one year warrants to purchase 5,907,692 shares of common stock, exercisable at $2.539 per common share. The convertible note will automatically be converted to shares of common stock upon the effective date of a registration statement, on Form S-3, which the Company plans to file within 20 days of the closing of the Agreement. The conversion rate for the convertible note will be the lesser of $2.4375 or 90% of the market price of the stock at the time the registration statement become effective.

In addition, 30 days after the registration statement becomes effective, or 90 days after the closing whichever is later (the "second closing"), the Company will sell an additional $7 million in 2 year 6% convertible notes and five year warrants. The second convertible notes will be convertible at the lesser of $2.64 per share or 90% of the market price at the time a second registration statement becomes effective. The 5 year warrants connected with this second offering will be exercisable at 1.65% of the market price at the second closing. The completion of the second closing is subject to satisfaction of a number of conditions, including a minimum average Closing Bid Price for the Company's common stock equal to or greater than $1.75 per share.

As part of the terms of the arrangement, if, after June 8, 2001, six months from the initial agreement, the average bid price of the common stock is equal to or greater than $3.81 the Company may, in its discretion, require the exercise of the one year warrants. Alternatively, if the Company were to proceed with an underwritten public offering of shares, it could require the holders to exercise or relinquish their rights under the one year warrants. If these warrants were to be exercised in full, the Company would receive an additional $15 million.

         Exhibits

10.1 Security Purchase Agreement between WaveRider Communications Inc. and Capital Ventures International dated December 8, 2000.

10.2     First Convertible Note dated December 8, 2000

10.3     Second Convertible Note, to be completed at the Second Closing

10.4 Class J Warrant, for the right to purchase 2,461,538 Shares of Common Stock at an exercise price of $3.35 per common share, for a period of five years, ending December 8, 2005

10.5 Class K Warrant, for the right to purchase 5,907,692 Shares of Common Stock at an exercise price of $2.539 per common share, for a period of one year ending December 8, 2001

10.6 Class L Warrant, for the right to purchase a number of shares equal to $7 million based on the market price of the Company's Shares of Common Stock on the date of the Second Closing.

10.7     First Registration Rights Agreement

10.8     Second Registration Rights Agreement

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Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 12, 2000



                                                WaveRider Communications Inc.

                                                Per: /s/ Bruce Sinclair
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                                                     Bruce Sinclair, President